UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2012 (February 17, 2012)

MGT Capital Investments, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue – Suite 204

Harrison, NY  10528

 (Address of principal executive offices, including zip code)

914-630-7430

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 23, 2012, MGT Capital Investments, Inc. (the “Company”) issued a press release announcing that on February 17, 2012 the Company received notice from the staff of the NYSE Amex LLC (the “Exchange”) that the Company was granted an extension until March 31, 2012 for the Company to comply with Section 1003 (f) (v) of the Exchange’s Company Guide. The Exchange noted that the Company could regain compliance by effectuating a reverse-split of its common stock.   The Company plans to effectuate a reverse split of its common stock prior to March 31, 2012.

The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress with the Company's previously disclosed plans to regain compliance with Sections 704, 1003(a)(i), (ii), (iii) and (f)(v) of the Exchange's Company Guide or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibit

Exhibit
No.	Description
99.1	Press Release dated February 23, 2012 entitled “MGT Capital Investments, Inc.: NYSE AMEX LLC Receives Extension Related to Plan of Compliance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2012	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert Ladd
Name: Robert Ladd
Title: President and CEO

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